Exhibit 99.25
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS RA PROGRAM 2017 FOREIGN INCOME BLOCKER LTD (together with Vintage VII Mgr Hlds LP, Vintage VII A2 Offshore Holdings LP, Vintage VII B Offshore Holdings LP, Vintage VII Offshore Holdings LP, Vintage VII B2 Offshore Corporate Holdings LP, Vintage VII Foreign Income Blocker LLC, Vintage VII B Foreign Income Blocker LLC, Vintage VII Emp Foreign Income Blocker LLC, DALPP Series A(2) Foreign Income Blocker LLC, and FPP Alternative Investments Foreign Income Blocker LLC, the “Record Owners”) (the “Company”) does hereby make, constitute and appoint each of Eddie Arhagba, Abdul Khayum, Jerry Li, and Jose Canas (and any other  employee of The Goldman Sachs Group, Inc. or one of its affiliates designated in writing by one of the attorneys-in-fact), acting individually, its true and  lawful attorney, to execute and deliver in its name and on its behalf whether the Company is acting individually or as representative of others, any and all filings required to be made by the Company under the Securities Exchange Act of 1934, (as amended, the “Act”), with respect to securities which may be deemed to be beneficially owned by the Company under the Act, giving and granting unto  each said attorney-in-fact power and authority to act in the premises as fully and to all intents and purposes as the Company might or could do if personally present by one of its authorized signatories, hereby ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

THIS POWER OF ATTORNEY shall remain in full force and effect until either revoked in writing by the undersigned or until such time as the person or persons to whom power of attorney has been hereby granted cease(s) to be an employee of The Goldman Sachs Group, Inc. or one of its affiliates.

IN WITNESS WHEREOF, the undersigned has duly subscribed these presents as of November 2, 2017.

RA PROGRAM 2017 FOREIGN INCOME BLOCKER LTD

By:	/s/ Jeanine Lee
Name:	Jeanine Lee
Title:	Authorized Signatory and Vice President